UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Sigma-Tau Pharmaceuticals, Inc. Supply Agreement

As previously disclosed, on February 11, 2009, Soligenix, Inc. (the “Company”) and its wholly-owned subsidiary, Enteron Pharmaceuticals, Inc. (“Enteron”), entered into a Collaboration and Supply Agreement (the “Supply Agreement”) with Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”) for the commercialization of oral BDP, pursuant to which the Company granted Sigma-Tau an exclusive license to commercialize oral BDP in the United States, Canada and Mexico and a right of first negotiation to expand the exclusive license to the countries comprising the European Union.  On July 26, 2011, Sigma-Tau exercised its first right of negotiation and the Supply Agreement was amended to include the European Union.

On December 20, 2012, the Company and Sigma-Tau entered into the second amendment to the Supply Agreement.  Pursuant to the second amendment, Sigma-Tau has released all of its rights to commercialize oral BDP throughout the world in exchange for the Company agreeing to make certain approval and commercialization milestone payments to Sigma-Tau which could reach up to $6 million.  In addition, the Company has agreed to pay Sigma-Tau:  (a) a royalty amount equal to 3% of all net sales of oral BDP made directly by the Company, and any third-party partner and/or their respective affiliates in the United States, Canada, Mexico and in each country in the European Territory for the later to occur of:  (i) a period of ten years from the first commercial sale of oral BDP in each country, or (ii) the expiration of the Company’s patents and patent applications relating to oral BDP in such country (the “Payment Period”); and (b) 15% of all up-front payments, milestone payments and any other consideration (exclusive of equity payments) received by the Company and/or a potential partner from the Company’s and/or potential partner’s licensees, distributors and agents for oral BDP in each relevant country in the territory, which amount will be paid on a product-by-product and a country-by-country basis for the Payment Period.

In connection with the December 20, 2012 agreement, the Company replaced warrants issued to Sigma-Tau and SINAF S.A. to purchase 357,069 shares and 87,804 shares, respectively, having an exercise price of $5.60 per share, for warrants to purchase an equal amount of shares over a five-year period at an exercise price of $0.53 per share, which represented a 20% discount to the average market trading price of the shares of the Company’s common stock over the 15 trading days preceding December 20, 2012.  The warrants will be exercisable beginning on June 19, 2013 and ending on December 19, 2017.

Amendment to Dr. George McDonald License Agreement

As previously disclosed, Enteron entered into an exclusive license agreement (the “License Agreement”) with Dr. George B. McDonald (“McDonald”) dated November 28, 1998, as amended on several dates, for the rights to intellectual property, including know-how, related to oral BDP.  Under the terms of the License Agreement, Enteron has the exclusive right to commercially exploit the covered products world-wide, subject to McDonald’s right to make and use the technology for research purposes and the U.S. Government’s right to use the technology for government purposes.  In exchange for such right, Enteron was obligated, among other things, to pay McDonald royalty payments equal to 6% of the net sales of the covered products.  In addition, in the event that Enteron sublicensed its rights under the License Agreement, Enteron was required to pay McDonald 25% of: (a) any non-recurring sublicense fees and, (b) annual license maintenance fees, and (c) all royalty payments received by Enteron from the sale of licensed products by any sublicensed third party.

On December 20, 2012, Enteron and McDonald amended the License Agreement (the “Amended Agreement”).  Under the Amended Agreement, Enteron’s required royalty payments have been reduced to an amount equal to 3% of the net sales of the covered products and 10% of any sub-license fees and royalty payments paid by the sub-licensee to the Company.

Contemporaneously with the execution of the Amended Agreement, Enteron and McDonald entered into an amendment to a consulting agreement dated October 1, 2012, which had previously been amended on June 16, 2004 and February 11, 2009, (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, McDonald has been providing services to Enteron in connection with the development of oral BDP.

Under the December 20, 2012 amendment to the Consulting Agreement, the Company will pay McDonald a base compensation of $25,000 per annum, effective retroactive to October 1, 2012, and upon the closing by the Company or any of its affiliates of a financing providing at least $6 million in gross proceeds, such base compensation will increase to $60,000 per annum effective retroactive to January 1, 2013.

In connection with the amendment to the Consulting Agreement, the Company agreed to issue to McDonald a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.58 per share, which was the closing price of the Company’s common stock as quoted on the over-the-counter bulletin board on December 20, 2012.  In addition, in exchange for the cancellation of three previously issued warrants to purchase an aggregate of 80,000 shares of the Company’s common stock at exercise price ranging from $2.20 per share to $11.20 per share, the Company issued to McDonald a new five-year warrant to purchase 80,000 shares of common stock at an exercise price of $0.58.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
10.1
Amendment No. 2 to the Collaboration and Supply Agreement between the Company, Enteron and Sigma-Tau dated as of December 20, 2012.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.) *

10.2	Warrant dated December 20, 2012 and issued to Sigma-Tau to purchase 357,069 shares of the Company’s common stock.

10.3	Warrant dated December 20, 2012 and issued to SINAF S.A. to purchase 87,804 shares of the Company’s common stock.

10.4	Amendment to Exclusive License Agreement dated as of December 20, 2012 between Enteron and McDonald.

10.5	Amendment to Consulting Agreement dated as of December 20, 2012 between Enteron and McDonald.

10.6	Warrant dated December 20, 2012 and issued to McDonald to purchase 280,000 shares of the Company’s common stock.

99.1	Press Release regarding amendment to Sigma-Tau agreement.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

December 26, 2012	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2 to the Collaboration and Supply Agreement between the Company, Enteron and Sigma-Tau dated as of December 20, 2012.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.) *

10.2	Warrant dated December 20, 2012 and issued to Sigma-Tau to purchase 357,069 shares of the Company’s common stock.

10.3	Warrant dated December 20, 2012 and issued to SINAF S.A. to purchase 87,804 shares of the Company’s common stock.

10.4	Amendment to Exclusive License Agreement dated as of December 20, 2012 between Enteron and McDonald.

10.5	Amendment to Consulting Agreement dated as of December 20, 2012 between Enteron and McDonald.

10.6	Warrant dated December 20, 2012 and issued to McDonald to purchase 280,000 shares of the Company’s common stock.

99.1	Press release regarding amendment to Sigma-Tau agreement.

*           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.